Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We consent to the incorporation by reference in the Registration Statement No. 333-257569 on Form S-3 and the Registration Statement No. 333-199513 on Form S-8 of our report dated March 9, 2022, relating to the consolidated financial statements of DBV Technologies S.A. and subsidiaries (the “Company”) as of and for the years ended December 31, 2021 and 2020, appearing in this Annual Report on Form 10-K of the Company.

/s/ Deloitte & Associés	KPMG S.A.
/s/ Cédric Adens
Partner

Paris-La Défense, France

March 9, 2022